Exhibit B.30.3
Certificate of Dissolution
Dissolution By Board of Directors and Shareholders
Stock Corporation
Office of the Secretary of the State
30 Trinity Street/P.O. Box 150470/Hartford, CT  06115-0470/new/1-97

1.   Name of Corporation:

COE Argentina I Corp.

2.   Date on Which Dissolution was Authorized: 12/23/1997

3.   Vote Information:

The dissolution was approved by resolution of the board of directors and authorized by shareholders as follows:

Number of votes entitled to be cast

100

Number of votes cast in favor of dissolution

100

Number of votes cast against dissolution

0

(Note: If voting by voting groups was required, please provide the above voting information for each group)

Check the Following Statement if Applicable

X The number of shareholder votes cast in favor of dissolution was sufficient for approval.

4.   Execution

Dated this 29th day of December, 1997

John B. Keane
Print or type name of signatory

Vice President/Treasurer
Capacity of signatory

/s/John B. Keane
Signature

Note: A corporation may only revoke its dissolution within 120 days of the effective date of such dissolution.


Instructions for Completion of Certificate of Dissolution By
Directors/Shareholders Stock Corporation

(Instructions correspond with numbered entries on the form)

1. Name of Corporation: Please provide the name of the corporation as it currently appears on the records of the Secretary of State.

2. Date Dissolution Was Authorized: Please provide the month, day and year on which the directors/members authorized the dissolution of the corporation.

3. Vote Information: Please complete the appropriate blocks and include either the number of shareholder votes entitled to be cast, the number of shareholder votes cast in favor of the dissolution and the number of shareholder votes cast against dissolving the corporation or the number of shareholder votes entitled to be cast and the number of shareholder votes cast in favor of dissolution along with a check mark next to the statement below that the number of shareholder votes cast in favor of dissolution was sufficient for approval. Note: if shareholders are entitled to vote separately by class, each class must be designated separately along with the required vote information for each.

4. Execution: The document must be executed by an authorized official of the corporation. That person must print or type their name, state the capacity under which they sign and provide an original signature. The execution constitutes a legal statement under the penalties of false statement that the information provided in the document is true.


STATE OF CONNECTICUT               )
                                   )    ss. Hartford
OFFICE OF THE SECRETARY OF STATE   )

I hereby certify that this is a true copy of record
in this Office
In Testimony whereof, I have hereunto set my hand,
and affixed the Seal of said State, at Hartford,
this 7th day of January A.D. 1998
/s/Miles S. Rapaport
Secretary of the State